EXHIBIT 10.4

AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into as of January 29, 2010 by and among SAVVIS Communications Corporation, a Missouri corporation (“Borrower”), SAVVIS, Inc., a Delaware corporation (“Holdings”), Wells Fargo Capital Finance, LLC, as a Lender and as Agent for all Lenders (“Agent”) and the other Lenders party to the Credit Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Borrower, Holdings, Agent and Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of December 8, 2008 (as amended, modified and supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement); and

WHEREAS, Agent, Lenders, Borrower and Holdings have agreed to amend the Credit Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance upon the representations and warranties of Borrower set forth in Section 2 below, the Credit Agreement is amended as follows:

(a) Section 6.7(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Holdings, Borrower or their respective Subsidiaries, other than the Obligations in accordance with this Agreement, provided that Holdings or Borrower may, from time to time, repurchase Convertible Notes with up to an aggregate of $50,000,000 of excess cash on hand, provided, further, that (i) any such repurchase must occur prior to June 30, 2010, (ii) immediately before and after giving effect to such repurchase, no Default or Event of Default has occurred and is continuing or would result therefrom, (iii) both before and after giving effect to any such repurchase, Borrower is in pro forma compliance with the financial covenants set forth in Section 7 (regardless of whether such financial covenants would otherwise be tested at such time) for the most recently ended measurement period or date and assuming such repurchase was made on the last day of such period or on such date, and (iv) Excess Availability plus Qualified Cash must be at least $25,000,000 both immediately before and after giving effect to any such repurchase;

2. Representations and Warranties. Borrower hereby represents and warrant to Agent and Lenders that:

(a) The execution, delivery and performance of this Amendment, the Consent and Reaffirmation attached hereto and all other documents, agreements and instruments executed and delivered in connection herewith have been duly authorized by all requisite corporate or limited liability company action on the part of each Loan Party, as applicable;

(b) No Default or Event of Default has occurred and is continuing; and

(c) The representations and warranties set forth in the Credit Agreement, and in the other Loan Documents, as amended to date, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof, with the same effect as though made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Agent), each to be in form and substance satisfactory to Agent:

(a) Agent shall have received a fully executed copy of this Amendment and a copy of the Consent and Reaffirmation attached hereto executed by each of SAVVIS, Inc. and SAVVIS Communications International, Inc., together with such other documents, agreements and instruments as may be requested as required by Agent in connection with this Amendment;

(b) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel; and

(c) No Default or Event of Default shall have occurred and be continuing.

4. Miscellaneous.

(a) Expenses. Each of Borrower and Holdings, jointly and severally, agree to pay on demand all costs and expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of the Credit Agreement as amended hereby.

(b) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Any party delivering an executed counterpart to this Amendment by telefacsimile or other electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

5. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which any Loan Party or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation, as Borrower

By:	/s/ Gregory W. Freiberg
Title:	Chief Financial Officer

SAVVIS, INC., a Delaware corporation, as Holdings

By:	/s/ Gregory W. Freiberg
Title:	Chief Financial Officer

Signature Page to Amendment No. 5 to Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Nichol S. Shuart
Title:	Vice President

Signature Page to Amendment No. 5 to Amended and Restated Credit Agreement

CONSENT AND REAFFIRMATION

Each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 5 to Amended and Restated Credit Agreement (the “Amendment”); (ii) consents to Borrower’s execution and delivery of the Amendment; (iii) agrees to be bound by the terms of the Amendment (including without limitation Section 5 of the Amendment); and (iv) reaffirms that the Loan Documents to which it is a party (and its obligations thereunder) shall continue to remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and have acknowledged and agreed to same, each of the undersigned understands that Agent and Lenders have no obligation to inform any of the undersigned of such matters in the future or to seek any of the undersigned’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of the Amendment.

SAVVIS, INC., a Delaware corporation

By	/s/ Gregory W. Freiberg
Title	Chief Financial Officer

SAVVIS COMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation

By	/s/ Gregory W. Freiberg
Title	Chief Financial Officer

SAVVIS FEDERAL SYSTEMS, INC., a Delaware corporation

By	/s/ Gregory W. Freiberg
Title	Chief Financial Officer

Consent and Reaffirmation to Amendment No. 5 to Amended and Restated Credit Agreement